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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-36125 of Kitty Hawk, Inc. on Form S-1 of our report relating to the combined financial statements of American International Airways, Inc. and related companies (collectively the "Companies") dated October 16, 1997 (which report expresses an unqualified opinion and includes an explanatory paragraph which indicates that there are matters that raise substantial doubt about the Companies' ability to continue as a going concern) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated October 16, 1997 relating to the financial statement schedule of the Companies appearing elsewhere in this Registration Statement.


     We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                            DELOITTE & TOUCHE LLP

Ann Arbor, Michigan

October 24, 1997